NEWS RELEASE
FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals Reports 2016 Financial Results and Provides Business Update

-- Phase 4 EXPAREL® study in total knee arthroplasty meets co-primary endpoints for pain control and opioid reduction against an active comparator --
-- EXPAREL net product sales up 11% year-over-year --
-- EXPAREL net product sales expected to be in the range of $290 to $310 million in 2017 --
-- Conference call today at 8:30 a.m. ET --

PARSIPPANY, N.J., March 1, 2017 - Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today reported financial results for 2016 and its outlook for 2017. The company is also announcing positive topline results for its Phase 4 study of EXPAREL® in total knee arthroplasty, or TKA.

“We made important progress in 2016 advancing our three-part EXPAREL growth strategy and setting the stage for continued success,” said Dave Stack, chief executive officer and chairman of Pacira. “We have multiple, major milestones on track for 2017, including the positive topline results reported today from our Phase 4 study in TKA. Our collaboration with DePuy Synthes is off to a strong start and will allow us to maximize these important data and broaden the use of EXPAREL as an opioid-sparing solution for prolonged postsurgical pain relief.”

Recent Highlights

•
Positive topline results for Phase 4 TKA study. Pacira today announced that its Phase 4 study of EXPAREL in patients undergoing TKA has met its co-primary endpoints for postsurgical pain and opioid reduction. The study was a multicenter, randomized, double-blind, controlled, parallel group study comparing EXPAREL based local analgesia infiltration to standard bupivacaine based local analgesia infiltration each as part of a standard multimodal analgesic protocol. The co-primary efficacy endpoints were the area under the curve (AUC) of visual analog scale (VAS) pain intensity scores from 12 to 48 hours after surgery and total opioid consumption from zero to 48 hours after surgery. The EXPAREL group achieved a statistically significant reduction in AUC VAS scores compared to the group who did not receive EXPAREL (p=0.0381). In addition, patients who received EXPAREL consumed significantly fewer opioids than patients who did not receive EXPAREL during the 48 hours that followed surgery (p=0.0048). The company plans to report the statistical results for key secondary endpoints from this study in the coming weeks. Full results will be submitted for publication in a peer-reviewed medical journal.

•
Partnership with DePuy Synthes to maximize EXPAREL opportunity. In January 2017, the company announced a co-promotion agreement with DePuy Synthes to market and promote the use of EXPAREL for orthopedic procedures in the US market. The DePuy Synthes field representatives, specializing in joint reconstruction, spine, sports medicine and trauma, will expand the reach and frequency of EXPAREL education in hospital surgical suites and ambulatory surgery centers. DePuy Synthes will also include EXPAREL in the Orthopedic Episode of Care Approach, a comprehensive offering for health systems and surgeons. In addition to supporting

DePuy Synthes, Pacira will focus on soft tissue surgeons in key specialties, as well as anesthesiologists. Pacira will continue to act as the overall EXPAREL account manager.

•
Additional EXPAREL patent to issue that will extend protection until December 2021. The company has received an issue notification from the United States Patent and Trademark Office (USPTO) regarding its patent application 11/678,615, which is entitled “Production of Multivesicular Liposomes.” The USPTO projects that the application will issue with the patent number 9,585,838 on March 7, 2017. The patent includes a patent term adjustment and will expire on December 24, 2021. Once listed, this will be the company’s third patent listed in the Orange Book for EXPAREL.

Fourth Quarter 2016 Financial Results

•	EXPAREL net product sales were $71.4 million in the fourth quarter of 2016, a 6% increase over the $67.2 million reported for the fourth quarter of 2015.

•	Total revenues were $72.9 million in the fourth quarter of 2016, a 5% increase over the $69.3 million reported for the fourth quarter of 2015.

•	Total operating expenses were $75.4 million in the fourth quarter of 2016, compared to $70.1 million in the fourth quarter of 2015.

•
GAAP net loss was $4.0 million, or $0.11 per share (basic and diluted), in the fourth quarter of 2016, compared to a GAAP net loss of $2.5 million, or $0.07 per share (basic and diluted), in the fourth quarter of 2015.

•
Non-GAAP net income was $3.6 million, or $0.10 per share (basic) and $0.09 per share (diluted), in the fourth quarter of 2016, compared to non-GAAP net income of $8.3 million, or $0.22 per share (basic) and $0.20 per share (diluted), in the fourth quarter of 2015.

•	Pacira had 37.4 million basic weighted average shares of common stock outstanding in the fourth quarter of 2016.

•	For non-GAAP measures, Pacira had 39.7 million diluted weighted average shares of common stock outstanding in the fourth quarter of 2016.

Full-Year 2016 Financial Results

•	EXPAREL net product sales were $265.8 million in 2016, an 11% increase over the $239.9 million in 2015.

•	Total revenues were $276.4 million in 2016, an 11% increase over the $249.0 million in 2015.

•	Total operating expenses were $308.4 million in 2016, compared to $239.5 million in 2015.

•	GAAP net loss was $37.9 million, or $1.02 per share (basic and diluted), in 2016, compared to GAAP net income of $1.9 million, or $0.05 per share (basic) and $0.04 (diluted), in 2015.

•
Non-GAAP net income was $25.2 million, or $0.68 per share (basic) and $0.62 per share (diluted), in 2016, compared to non-GAAP net income of $39.4 million, or $1.08 per share (basic) and $0.95 per share (diluted), in 2015.

•	Pacira ended 2016 with cash, cash equivalents and short-term investments (“cash”) of $172.6 million.

•	Pacira had 37.2 million basic weighted average shares of common stock outstanding in 2016.

•	For non-GAAP measures, Pacira had 40.5 million diluted weighted average shares of common stock outstanding in 2016.

2017 Outlook

Pacira announces its full year 2017 financial guidance as follows. Pacira expects:

•	EXPAREL net product sales of $290 million to $310 million.

•	Non-GAAP gross margins of approximately 70%.

•	Non-GAAP research and development (R&D) expense of $50 million to $60 million.

•	Non-GAAP selling, general and administrative (SG&A) expense of $145 million to $155 million.

•	Stock-based compensation of $30 million to $35 million.

See “Non-GAAP Financial Information” and “Reconciliations of GAAP to Non-GAAP 2017 Financial Guidance” below.

Today’s Conference Call and Webcast Reminder

The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Wednesday, March 1, 2017, at 8:30 a.m. ET. The call can be accessed by dialing 1-877-845-0779 (domestic) or 1-720-545-0035 (international) ten minutes prior to the start of the call and providing the Conference ID 40628335.

A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and providing the Conference ID 40628335. The replay of the call will be available for two weeks from the date of the live call.

The live, listen-only webcast of the conference call can also be accessed by visiting the “Investors & Media” section of the company’s website at investor.pacira.com. A replay of the webcast will be archived on the Pacira website for two weeks following the call.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income, non-GAAP cost of goods sold, non-GAAP gross margins, non-GAAP R&D and non-GAAP SG&A expenses, because such measures exclude stock-based compensation, amortization of debt discount, loss on extinguishment of debt, a termination fee with CrossLink BioScience, LLC and inventory and related reserves from the stability testing out of specification. These measures supplement our financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, gross margins, R&D and SG&A outlook for 2017 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and the company’s future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures, and a reconciliation of our GAAP to non-GAAP 2017 financial guidance for gross margins, R&D and SG&A.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) is a specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia, was commercially launched in the United States in April 2012. EXPAREL and two other products have successfully utilized DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. Additional information about Pacira is available at www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is currently indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain score with up to a 45 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia. EXPAREL has not been studied for use in patients younger than 18 years of age. Non-bupivacaine-based local anesthetics, including lidocaine, may cause an immediate release of bupivacaine from EXPAREL if administered together locally. The administration of EXPAREL may follow the administration of lidocaine after a delay of 20 minutes or more. Other formulations of bupivacaine should not be administered within 96 hours following administration of EXPAREL. Monitoring of cardiovascular and neurological status, as well as vital signs should be performed during and after injection of EXPAREL as with other local anesthetic products. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease. Patients with severe hepatic disease, because of their inability to metabolize local anesthetics normally, are at a greater risk of developing toxic plasma concentrations. In clinical trials, the most common adverse reactions (incidence greater-than or equal to 10%) following EXPAREL administration were nausea, constipation, and vomiting.

Please see the full Prescribing Information for more details available at:
http://www.exparel.com/pdf/EXPAREL_Prescribing_Information.pdf.

Forward Looking Statements

Any statements in this press release about our future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL and our other products; the size and growth of the potential markets for EXPAREL and our ability to serve those markets; our plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications; the outcome of the U.S. Department of Justice inquiry; our plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical trials in support of an existing or potential DepoFoam-based product; our plans to continue to manufacture and provide support services for our commercial partners who have licensed DepoCyt(e); our commercialization and marketing capabilities; our and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Contact:
Susan Mesco
(973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider
(973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$172,597	$158,965
Accounts receivable, net	29,937	25,855
Inventories, net	31,278	61,645
Prepaid expenses and other current assets	9,277	6,117
Total current assets	243,089	252,582
Long-term investments	—	13,462
Fixed assets, net	101,016	90,324
Goodwill	46,737	30,880
Intangible assets, net	—	81
Other assets	624	406
Total assets	$391,466	$387,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,511	$8,739
Accrued expenses	36,666	35,375
Convertible senior notes *	—	104,040
Current portion of deferred revenue	595	1,426
Income taxes payable	66	208
Total current liabilities	44,838	149,788
Convertible senior notes *	108,738	—
Deferred revenue	7,487	8,082
Other liabilities	11,427	11,473
Total stockholders’ equity	218,976	218,392
Total liabilities and stockholders’ equity	$391,466	$387,735

* The convertible senior notes are contractually due in 2019. At December 31, 2016, the note holders did not have the ability to convert their notes at any time during the quarter ended March 31, 2017. However, because of certain conditions that were met during the three months ended December 31, 2015, the note holders could have converted their notes any time during the quarter ended March 31, 2016.

Pacira Pharmaceuticals, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net product sales:
EXPAREL	$71,428	$67,194	$265,802	$239,851
DepoCyt(e) and other product sales	337	995	4,271	4,636
Total net product sales	71,765	68,189	270,073	244,487
Collaborative licensing and milestone revenue	357	357	3,426	1,426
Royalty revenue	780	774	2,872	3,084
Total revenues	72,902	69,320	276,371	248,997

Operating expenses:
Cost of goods sold	23,621	19,427	110,104	71,837
Research and development	17,069	13,153	45,678	28,662
Selling, general and administrative	34,673	37,553	152,613	139,043
Total operating expenses	75,363	70,133	308,395	239,542
Income (loss) from operations	(2,461)	(813)	(32,024)	9,455

Other (expense) income:
Interest income	401	175	1,323	678
Interest expense	(1,859)	(1,884)	(7,061)	(7,725)
Loss on early extinguishment of debt	—	(1)	—	(52)
Royalty interest obligation	—	—	—	(71)
Other, net	(75)	(83)	(82)	(165)
Total other expense, net	(1,533)	(1,793)	(5,820)	(7,335)
Income (loss) before income taxes	(3,994)	(2,606)	(37,844)	2,120
Income tax benefit (expense)	21	108	(105)	(264)
Net income (loss)	$(3,973)	$(2,498)	$(37,949)	$1,856

Net income (loss) per share:
Basic net income (loss) per common share	$(0.11)	$(0.07)	$(1.02)	$0.05
Diluted net income (loss) per common share	$(0.11)	$(0.07)	$(1.02)	$0.04
Weighted average common shares outstanding:
Basic	37,431	36,783	37,236	36,540
Diluted	37,431	36,783	37,236	41,301

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
GAAP net income (loss)	$(3,973)	$(2,498)	$(37,949)	$1,856

Non-GAAP adjustments:
Stock-based compensation	7,733	9,728	31,248	33,368
Inventory and related reserves (1)	(1,219)	—	20,731	—
Loss on early extinguishment of debt	—	1	—	52
Amortization of debt discount	1,022	1,022	4,088	4,102
CrossLink contract termination fee	—	—	7,062	—
Total Non-GAAP adjustments	7,536	10,751	63,129	37,522

Non-GAAP net income	$3,563	$8,253	$25,180	$39,378

GAAP basic net income (loss) per common share	$(0.11)	$(0.07)	$(1.02)	$0.05
GAAP diluted net income (loss) per common share	$(0.11)	$(0.07)	$(1.02)	$0.04

Non-GAAP basic net income per common share	$0.10	$0.22	$0.68	$1.08
Non-GAAP diluted net income per common share	$0.09	$0.20	$0.62	$0.95

Weighted average common shares outstanding - basic	37,431	36,783	37,236	36,540
Weighted average common shares outstanding - diluted	39,729	40,937	40,490	41,301

Cost of goods sold reconciliation:
GAAP cost of goods sold	$23,621	$19,427	$110,104	$71,837
Stock-based compensation	(1,652)	(1,633)	(6,438)	(6,012)
Inventory and related reserves (1)	1,219	—	(20,731)	—
Non-GAAP cost of goods sold	$23,188	$17,794	$82,935	$65,825

Research and development reconciliation:
GAAP research and development	$17,069	$13,153	$45,678	$28,662
Stock-based compensation	(699)	(1,994)	(3,297)	(5,134)
Non-GAAP research and development	$16,370	$11,159	$42,381	$23,528

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$34,673	$37,553	$152,613	$139,043
Stock-based compensation	(5,382)	(6,101)	(21,513)	(22,222)
CrossLink contract termination fee	—	—	(7,062)	—
Non-GAAP selling, general and administrative	$29,291	$31,452	$124,038	$116,821

(1) - In 2016, the Company recorded a $20.7 million charge to cost of goods sold to fully reserve $20.5 million for the cost of EXPAREL batches impacted by a routine stability test that did not meet required specifications and $0.2 million for replacement boxes and other related costs.

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP 2017 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Guidance	GAAP	Stock-Based Compensation	Non-GAAP
EXPAREL net product sales	$290 to $310	—	—
Gross margin	Approx. 68%	Approx. 2%	Approx. 70%
Research and development expense	$52 to $64	$2 to $4	$50 to $60
Selling, general and administrative expense	$167 to $180	$22 to $25	$145 to $155
Stock-based compensation	$30 to $35	—	—